UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

UR-ENERGY INC.

(Exact name of registrant as specified in its charter)

Canada	001- 33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.

On March 23, 2015, the Board of Directors (the “Board”) of Ur-Energy Inc. (the “Company”) approved and adopted certain amendments to the Restricted Share Unit Plan of the Company (the “RSU Plan”). The holders of common shares of the Company (the “Shareholders”) will be asked to confirm and ratify the amendments to the RSU Plan at the Company’s next annual meeting of Shareholders, currently scheduled for May 28, 2015. If the amendments are not confirmed by an ordinary resolution at the annual meeting of Shareholders, they will be of no force and effect, although the RSU Plan will remain in place in its earlier form, as previously approved by the Shareholders.

The amendments (a) extend the redemption period so that, going forward, all restricted share units (“RSUs”) in a grant are not redeemed until the second anniversary of the grant (in contrast to the current redemption of 50% on the first anniversary and 50% on the second anniversary); (b) provide for redemption, instead of cancellation, of outstanding RSUs at the date of redemption for retiring directors and executive officers, which retirement is defined as a threshold of combined service and age of 65 years, and a minimum of five years of service to the Company; and (c) update the RSU Plan for compliance with applicable laws. The full text of the RSU Plan, as amended, is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Ur-Energy Inc. Restricted Share Unit Plan, as amended, approved and adopted by the Board on March 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ur-Energy Inc.

By:	/s/ Penne A. Goplerud
Name: Penne A. Goplerud
Title: Corporate Secretary and General Counsel

Date: March 27, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Ur-Energy Inc. Restricted Share Unit Plan, as amended, approved and adopted by the Board on March 23, 2015